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                                                                     EXHIBIT 2.1

                               AMENDMENT NO. 2 TO
                          AGREEMENT AND PLAN OF MERGER

     THIS AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is entered into as of August 10, 2006, by and among ATS Medical, Inc., a Minnesota corporation ("Parent"), Seabiscuit Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Subsidiary"), 3F Therapeutics, Inc., a Delaware corporation (the "Company"), and Boyd D. Cox, as Stockholder Representative (the "Stockholder Representative" and, together with Parent, Merger Subsidiary and the Company, the "Parties").

                                    RECITALS

     WHEREAS, the Parties entered into that certain Agreement and Plan of Merger dated January 23, 2006, which agreement was amended by the Parties on June 13, 2006 (the "Merger Agreement");

     WHEREAS, the Merger Agreement provides that, on or after August 31, 2006 (the "Termination Date"), and provided that certain conditions are met, any of Parent, Merger Subsidiary or the Company may terminate the Merger Agreement and abandon the transactions contemplated therein;

     WHEREAS, the Parties desire to amend the Merger Agreement in order to extend the Termination Date as provided herein; and

     WHEREAS, the boards of directors of Parent, Merger Subsidiary and the Company have approved this Amendment.

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

                                   AGREEMENT

1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

2. AMENDMENT. Subsection (ddddddd) of Section 11.1 of the Merger Agreement is hereby amended and restated in its entirety as follows:

          "(ddddddd) "Termination Date" shall mean September 30, 2006."

3. NO OTHER AMENDMENTS. Except as specifically set forth in Section 2 of this Amendment, the Merger Agreement shall remain unchanged and shall continue in full force and effect.

4.   MISCELLANEOUS.

     (a) SUCCESSORS AND ASSIGNS. The terms and conditions of this Amendment shall inure to the benefit of and be binding upon and be enforceable by the respective heirs, successors and assigns of the parties hereto. Nothing in this Amendment, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Amendment, except as expressly provided in this Amendment.

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     (b) GOVERNING LAW.  This Amendment shall be governed by, construed and enforced in accordance with the internal laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of law).

     (c) COUNTERPARTS. This Amendment may be signed in any number of counterparts and the signatures delivered by facsimile, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

                  [Remainder of Page Intentionally Left Blank]

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     IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

PARENT:                                        ATS MEDICAL, INC.

                                               By: /s/ Michael D. Dale
                                               --------------------------------------------------------
                                                   Michael D. Dale
                                                   President and Chief Executive Officer

MERGER SUBSIDIARY:                             SEABISCUIT ACQUISITION CORP.

                                               By: /s/ Michael D. Dale
                                               --------------------------------------------------------
                                                   Michael D. Dale
                                                   Chief Executive Officer

COMPANY:                                       3F THERAPEUTICS, INC.

                                               By: /s/ Walter A. Cuevas
                                               --------------------------------------------------------
                                                   Walter A. Cuevas
                                                   President and Chief Executive Officer

STOCKHOLDER REPRESENTATIVE:                    /s/ Boyd D. Cox
                                               --------------------------------------------------------

                                               Boyd D. Cox

                                 SIGNATURE PAGE
                AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER

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